UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 17, 2023 (April 14, 2023)
GeneDx Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware		001-39482	85-1966622
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

333 Ludlow Street, North Tower			06902
Stamford,	Connecticut
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (800) 298-6470
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WGS	The Nasdaq Global Select Market
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	WGSWW	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As further described in Item 5.07 of this Current Report on Form 8-K, on April 14, 2023, the stockholders (the “Stockholders”) of GeneDx Holdings Corp., a Delaware corporation (the “Company”), approved an amendment and restatement of the GeneDx Holdings Corp. 2021 Equity Incentive Plan (as amended and restated, the “Restated 2021 EIP”), which reflects amendments to the plan to increase to the available share reserve by 26,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”).
A description of the Restated 2021 EIP is set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022 (the “Proxy Statement”) in the section entitled “Proposal No. 4 – The Plan Increase Proposal,” which description is incorporated herein by reference. The description is qualified in its entirety by reference to the full text of the Restated 2021 EIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As further described in Item 5.07 of this Current Report on Form 8-K, on April 14, 2023, the Stockholders approved a Certificate of Amendment (the “Section 102(b)(7) Certificate of Amendment”) to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to exculpate certain of the Company’s officers from liability in specific circumstances. On April 14, 2023, the Company filed with the Secretary of State of the State of Delaware the Section 102(b)(7) Certificate of Amendment.
A description of the Section 102(b)(7) Certificate of Amendment is set forth in the Proxy Statement in the section entitled “Proposal No. 2 – Officer Exculpation Proposal,” which description is incorporated herein by reference. The description is qualified in its entirety by reference to the full text of the Section 102(b)(7) Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 14, 2023, the Company held its Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the Stockholders considered and voted on the matters listed below. The proposals are described in detail in the Proxy Statement.
There were 798,250,894 shares of the Class A Common Stock issued and outstanding on March 24, 2023, the record date for the Special Meeting. The Stockholders voted on the following proposals at the Special Meeting, each of which was approved.
The final voting results from the Special Meeting are set forth below.
(a)Proposal No. 1 — The Reverse Stock Split Proposal — To approve an amendment to the Charter to effect a reverse stock split of Class A Common Stock at a ratio, ranging from one-for-ten (1:10) to one-for-fifty (1:50), with the exact ratio to be set within that range at the discretion of the Company’s board of directors without further approval or authorization of the Stockholders:

Votes For	Votes Against	Abstentions
599,953,892	1,068,282	273,185
(b)Proposal No. 2 — The Officer Exculpation Proposal — To approve the Section 102(b)(7) Certificate of Amendment to limit the liability of certain officers of the Company as permitted pursuant to recent amendments to the Delaware General Corporation Law:

Votes For	Votes Against	Abstentions
567,308,849	33,433,554	552,956

(c)Proposal No. 3 — The Stock Issuance Proposal — To approve for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 22,336,624 shares of Class A Common Stock in connection with the Company’s previously announced $150.0 million offerings of Class A Common Stock:

Votes For	Votes Against	Abstentions
595,937,112	5,121,424	236,823
(d)Proposal No. 4 — The Plan Increase Proposal — To approve the Restated 2021 EIP to increase the aggregate number of shares of Class A Common Stock authorized for issuance under the plan by 26,000,000 shares:

Votes For	Votes Against	Abstentions
503,854,227	97,194,746	246,386
(e)Proposal No. 5 — The Adjournment Proposal — To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal, the Officer Exculpation Proposal or the Stock Issuance Proposal:

Votes For	Votes Against	Abstentions
544,201,334	56,847,368	246,657
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of GeneDx Holdings Corp
10.1	GeneDx Holdings Corp. Amended and Restated 2021 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneDx Holdings Corp.

Date:	April 17, 2023	By:	/s/ Katherine Stueland
		Name:	Katherine Stueland
		Title:	Chief Executive Officer